UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Mondelēz International, Inc.

(Exact name of registrant as specified in its charter)

Virginia	52-2284372
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Parkway North, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

4.500% Notes due 2035	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-194330

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Mondelēz International, Inc. (the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated November 17, 2015 (the “Prospectus Supplements”) to a prospectus dated March 5, 2014 (the “Prospectus”), relating to securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form S-3 (File No. 333-194330), which became automatically effective on March 5, 2014.

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant on this registration statement registers hereunder its issuance of £400,000,000 of 4.500% Notes due 2035 (the “Notes”). For a description of the Notes to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” of the Prospectus dated March 5, 2014 (Registration No. 333-194330), as supplemented by the information under the heading “Description of Notes” in the Registrant’s related Prospectus Supplement, dated November 17, 2015, filed by the Registrant with the SEC on November 20, 2015 (Registration No. 333-194330). Such information is incorporated herein by reference and made a part of this registration statement in its entirety. Copies of such descriptions will be filed with the New York Stock Exchange, Inc.

Item 2.	Exhibits.

Exhibit Number	Description

4.1	Indenture (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (Reg. No. 333-194330) filed with the SEC on March 5, 2014)

4.2	Officers’ Certificate of the Registrant under Section 301 of the Indenture (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed with the SEC on November 25, 2015).

4.3	Specimen of Notes (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed with the SEC on November 25, 2015).

99.1	Prospectus dated March 5, 2014, and Prospectus Supplement, dated November 17, 2015, relating to the Notes (incorporated by reference to the prospectus and prospectus supplement filed by the Registrant on November 20, 2015 (Registration No. 333-194330)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Carol J. Ward
Name:	Carol J. Ward
Title:	Vice President and Corporate Secretary

Date: December 9, 2015

Exhibit Index

Exhibit Number	Description

4.1	Indenture (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (Reg. No. 333-194330) filed with the SEC on March 5, 2014)

4.2	Officers’ Certificate of the Registrant under Section 301 of the Indenture (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed with the SEC on November 25, 2015).

4.3	Specimen of Notes (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed with the SEC on November 25, 2015).

99.1	Prospectus dated March 5, 2014, and Prospectus Supplement, dated November 17, 2015, relating to the Notes (incorporated by reference to the prospectus and prospectus supplement filed by the Registrant on November 20, 2015 (Registration No. 333-194330)).